Exhibit 5.1

STEVENS & LEE

LAWYERS & CONSULTANTS

620 Freedom Business Center, Suite 200

King of Prussia, PA 19406

(610) 205-6000 Fax (610) 337-4374

www.stevenslee.com

August 9, 2017

Board of Directors

EnerSys

2366 Bernville Road

Reading, Pennsylvania 19605

Re:	Registration Statement on Form S-8

EnerSys

Ladies and Gentlemen:

In connection with the registration of 4,173,554 shares of common stock, $0.01 par value per share (the “Common Stock”), by EnerSys (the “Company”), covered by the Company’s Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to potential issuance of the Common Stock under the EnerSys 2017 Equity Incentive Plan, we, as counsel to the Company, have reviewed:

(1)	the certificate of incorporation of the Company;

(2)	the bylaws of the Company;

(3)	resolutions adopted by the board of directors of the Company relating to the Registration Statement;

(4)	the Registration Statement; and

(5)	copies of the certificates representing shares of the Common Stock.

In rendering this opinion letter, we have relied as to matters of material fact upon the representations of members of the Company’s management; however, we have no reason to believe that any such representations are incorrect or incomplete. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. In connection with this letter, we have concerned ourselves solely with the application of the laws of the State of Delaware and the laws of the United States, and no opinion is expressed herein concerning the possible effects of the laws of any other jurisdiction.

Philadelphia • Reading • Valley Forge • Allentown • Harrisburg • Lancaster • Scranton

Wilkes-Barre • Princeton • Charleston • New York • Wilmington

A PROFESSIONAL CORPORATION

STEVENS & LEE

LAWYERS & CONSULTANTS

Board of Directors

August 9, 2017

Based upon our review of the foregoing, it is our opinion that:

(a) the Company has been duly incorporated under the laws of the State of Delaware and is validly existing and in good standing under the laws of such State; and

(b) the Common Stock covered by the Registration Statement has been duly authorized and, when issued under the terms set forth in the Registration Statement, will be fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

STEVENS & LEE

/s/ Stevens & Lee